Exhibit 99.1

FOR IMMEDIATE RELEASE:

China Holdings Acquisition Corp. to Acquire

Bright World Precision Machinery Limited

Highlights

•

Acquisition of Bright World, a leading Chinese manufacturer of high-performance metal stamping machines, provides attractive platform for growth fueled by China’s continued economic and industrial expansion

•	Bright World is an established, publicly traded company with a well diversified product mix and customer base, as well as leading research and development capabilities

•	Led by an experienced management team, Bright World has a proven track record of strong revenue growth and profitability and is well-positioned for continued expansion

•	Combined company will seek to list its shares on the New York Stock Exchange

•	Right of first refusal is unique opportunity to participate in industrial portfolio of a leading Chinese entrepreneur, Mr. Wang Wei Yao

New York, N.Y. and Danyang City, People’s Republic of China, July 21, 2008 – China Holdings Acquisition Corp. (AMEX: HOL) (“CHAC”) announced today that it will make an offer to acquire all the shares of Bright World Precision Machinery Limited (Singapore Exchange Securities Trading Limited: B49) (“Bright World”) and that in connection therewith, CHAC has entered into a definitive agreement with World Sharehold Limited (“World Share”), the majority shareholder of Bright World, pursuant to which World Share will tender all the shares it holds in Bright World in the offer to be made by CHAC. Bright World, together with its subsidiaries, is an established Chinese manufacturer of conventional and high-performance metal stamping machines that serves industrial companies in rapidly growing manufacturing sectors – automotive, home electrical appliances and computer and telecommunications – that cater to China’s expanding consumer middle class. Bright World shares have been listed on the Singapore Exchange Securities Trading Limited since April 27, 2006.

The transaction, which has been unanimously approved by the board of directors of CHAC and is expected to be completed in the fourth quarter 2008 (barring any unforeseen circumstances), values Bright World at a minimum of approximately US$263 million (assuming CHAC acquires all issued Bright World shares, the initial shares of CHAC issued to World Share are valued based on the estimated redemption value of the CHAC shares and CHAC assumes Bright World’s existing debt).

Under the terms of the definitive agreement, CHAC will issue to World Share, which is controlled by Mr. Wang Wei Yao, the non-executive Chairman of Bright World, a promissory note automatically convertible into a minimum of 19.9 million initial shares of

CHAC in exchange for World Share’s 77.42% equity ownership position in Bright World. For the remaining 22.58% of Bright World’s shares held by other shareholders, CHAC will offer SG$0.70, or approximately US$0.51, per share in cash. If 90% or more of Bright World’s shares are purchased, CHAC will increase its offer price to SG$0.75, or approximately US$0.55, per share in cash.

Also under the terms of the definitive agreement, World Share is eligible to receive additional CHAC shares, up to a maximum award of 3,765,000 shares, based on Bright World’s realized profit for Fiscal Year 2008, provided such maximum award will be reduced, share-for-share, by the number of initial shares in excess of 19.9 million. World Share also will be eligible to receive an additional 1,000 CHAC shares for each 0.001% increase in Bright World’s Fiscal Year 2008 net earnings (in Renminbi or RMB) above 20% compared with a base net earnings of RMB 144,863,000, up to a maximum award of 12,000,000 additional CHAC shares if Bright World’s Fiscal Year 2008 net earnings exceed a base net earnings of RMB 144,863,000 by 32%.

The total number of initial CHAC shares plus additional CHAC shares that will be awarded to World Share shall not exceed a combined maximum total of 35,665,000 CHAC shares. If Bright World achieves the specified 2008 financial performance benchmarks, CHAC acquires all issued Bright World shares, the CHAC shares issued to World Share are valued based on the estimated redemption value of the CHAC shares and CHAC assumes Bright World’s existing debt, the transaction will value Bright World at approximately US$404 million. Under this scenario, the pro forma, fully diluted ownership of World Share in CHAC would be approximately 64% under the treasury stock method, assuming US$10.00 per share. World Share also may receive a contingent payment as compensation for the foreign exchange impact on the funds in CHAC’s trust account if the US dollar weakens against the RMB between signing and closing of the transaction.

“Our acquisition of Bright World presents our shareholders with a compelling opportunity to participate in the continued economic and industrial expansion of China,” said Paul K. Kelly, Chairman and Chief Executive Officer of CHAC. “It is very much in line with our stated objective to establish a platform in China by acquiring a company with a leadership position in its industry and a proven track record of growth. We are also excited about the additional expansion possibilities associated with the right of first refusal, which is part of this transaction.

“Through its world-class engineering technology and manufacturing expertise, Bright World has built a leadership position in the metal forming machinery industry with a reputation for high quality and a consistent track record of strong year-over-year growth in revenues and profitability,” continued Mr. Kelly. “Significantly, it also has positioned itself for future performance by transitioning its production toward higher margin, high-performance metal stamping machines. We are impressed with the many accomplishments of Bright World’s leadership team, and we look forward to working with them and Bright World’s employees to build upon the strong foundation they have created and help the company achieve even greater success in the future.”

Upon completion of the transaction, CHAC will seek to list its shares on the New York Stock Exchange. Messrs. Wang Wei Yao and Shao Jian Jun, non-executive Chairman and Chief Executive Officer, respectively, of Bright World, will continue in those roles with the combined company. Mr. Kelly will serve as Vice Chairman and Mark L. Wilson, an Officer and Director of Stuart Management Corp., which provides administrative and management services to CHAC, will serve as Chief Financial Officer of the new company. Mr. Wilson previously was the Chief Financial Officer of global professional services firm Towers Perrin.

“This transaction provides our company with a strong platform for continued success,” said Mr. Wang Wei Yao, non-executive Chairman of Bright World. “CHAC’s leadership understands our business, the markets we serve and the actions we need to take to continue to grow in China and beyond. With CHAC’s assistance and our enhanced access to the US capital markets, we will be in an even better position to develop innovative new products for our customers, provide opportunities to our employees and grow our business.”

Bright World, headquartered in Danyang City, Jiangsu Province, serves a diverse customer base that is located mainly in the Pearl River Delta, the Yangtze River Delta and Bohai Bay Area. Bright World’s customers manufacture products for multiple growth industries in China, including the automotive, home electrical appliance and computer and telecommunications manufacturing sectors. With a gross plant production area of over 230,000 square meters, Bright World’s product line includes over 100 models of metal stamping machines, with an emphasis on high performance metal stamping machines. Its product line also includes board cutting machines, bending machines, Computer Numeric Control (CNC) metal stamping machines and other complementary heavy machine tools. The company’s vertically integrated structure allows it the flexibility to fulfill custom design stamping machine requests at competitive rates.

Since 2005, Bright World has successfully refocused its product portfolio toward high-performance metal stamping machines that yield higher prices, enhanced margins and superior growth prospects. From 2004 through 2007, in US dollar terms, Bright World achieved a revenue compounded annual growth rate (CAGR) of 33.5%, a net profit CAGR of 28.3% and an EBITDA (earnings before interest, taxes, depreciation and amortization) CAGR of 31.1%. For the first quarter of 2008, Bright World’s revenues grew by 46.8% and its net profits increased by 57.9% in US dollar terms versus the comparable period in 2007.

The company’s proximity to numerous manufacturing facilities will enhance its ability to grow its customer base. The definitive agreement between CHAC, on the one hand, and World Share, Mr. Wang Wei Yao and Mr. Shao Jian Jun, on the other hand, also provides the newly combined company with a right of first refusal to acquire four other companies controlled by Mr. Wang Wei Yao that manufacture agricultural machinery, auto parts and components, lawn equipment and construction equipment. The new company plans to be able to grow through the use of cash flow from operations and cash available from CHAC’s trust fund.

CHAC will make the tender offer on the terms set forth above in accordance with the Singapore Code on Takeovers and Mergers. The Singapore Securities Industry Council (SIC) has confirmed that the arrangements relating to issuance of the CHAC shares to World Share and the contingent payment for the foreign exchange impact on the funds in CHAC’s trust account are not special deals under Rule 10 of the Singapore Code on Takeovers and Mergers. This SIC confirmation, however, is conditioned on a determination by an independent financial advisor (“IFA”) to be appointed by Bright World that such arrangements are in its opinion fair and reasonable. The IFA’s determination has not been obtained as of the date of this press release.

CHAC’s acquisition of Bright World is expected to be completed in the fourth quarter 2008, pending approval by CHAC’s shareholders (and less than 33.3% of CHAC’s public shareholders exercising their right to redeem their shares for cash) and clearance by the US Securities and Exchange Commission (SEC), China’s Securities Regulatory Commission and Singapore’s Securities Industry Council.

Akin Gump Strauss Hauer & Feld LLP is US legal counsel to CHAC.

Investor Conference Call

CHAC will host a conference call today at 10:30 a.m. Eastern Time to discuss the proposed transaction. The call will be open to the public. All interested parties who would like to listen to the call should dial 1-800-762-8795 (within the US) or +1-480-248-5085 (outside of the US) 10 minutes prior to the scheduled start of the call. The slides complementary to the presentation will be available prior to the call on the Web site of the SEC at www.sec.gov as part of today’s CHAC 8-K filing. For those unable to listen to the live broadcast, a replay of the call will be available by dialing 1-800-406-7325 (within the US) or +1-303-590-3030 (outside of the US) approximately two hours after the conclusion of the event (replay participant passcode: 3902433).

About China Holdings Acquisition Corp.

Founded in 2007, China Holdings Acquisition Corp. (“CHAC”) is a blank check company focused on acquiring companies with primary operations in Asia through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination or contractual arrangements. CHAC currently has no operating businesses.

About Bright World Precision Machinery Limited

Incorporated in 2004 and based in Danyang City, People’s Republic of China, Bright World Precision Machinery Limited (“Bright World”) is a manufacturer of stamping machines and complementary heavy machine tools. The end-users of these stamping machines include product manufacturers from the automobile, home electrical appliances and computer and telecommunications industries. The machines are currently distributed or sold mainly to manufacturers in the Pearl River Delta, the Yangtze River Delta and the Bohai Bay Area. Bright World primarily markets its stamping machines under the “World” Trademark with products in both conventional and high-performance stamping machines.

Additional Information About the Transaction and Where to Find It

In connection with the proposed acquisition, CHAC intends to prepare a registration statement containing a proxy statement/prospectus to be filed with the SEC. When completed, a definitive proxy statement/prospectus and a form of proxy will be mailed to the stockholders of CHAC, seeking their approval of the transaction. Stockholders are urged to read the proxy statement/prospectus regarding the proposed acquisition carefully and in its entirety because it will contain important information about the proposed acquisition. Stockholders will be able to obtain, without charge, a copy of the proxy statement/prospectus (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Stockholders will also be able to obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents (when available) by directing a request by mail to Mark L. Wilson at China Holdings Acquisition Corp., 5th Floor, 33 Riverside Avenue, Westport, CT 06880 or by telephone at (203) 226-6288.

CHAC and its directors and officers may be deemed to be participants in the solicitation of proxies from CHAC’s stockholders with respect to the proposed acquisition. Information about CHAC’s directors and executive officers and their ownership of CHAC’s common stock and warrants is set forth in CHAC’s annual report on Form 10-K for the Fiscal Year ended December 31, 2007. Stockholders may obtain additional information regarding the interests of CHAC and its directors and executive officers in the proposed acquisition, which may be different than those of CHAC’s stockholders generally, by reading the proxy statement/prospectus and other relevant documents regarding the proposed acquisition when filed with the SEC.

Notice to Bright World Precision Machinery Limited Shareholders

While the tender offer is being made to all holders of Bright World shares, this document does not constitute an offer to purchase, sell or exchange or the solicitation of an offer to purchase, sell or exchange any securities of Bright World or an offer to purchase, sell or exchange or the solicitation of an offer to purchase, sell or exchange any securities of CHAC in any jurisdiction in which the making of the tender offer or the acceptance of any tender of shares therein would not be made in compliance with the laws of such jurisdiction.

The directors of CHAC (including any who may have delegated detailed supervision of this press release) have taken all reasonable care to ensure that the facts stated and all opinions expressed in this press release are fair and accurate and that no material facts have been omitted from this press release, and they jointly and severally accept responsibility accordingly. Where any information has been extracted or reproduced from published or otherwise publicly available sources (including, without limitation, in relation to Bright World) or obtained from World Share, the sole responsibility of the directors of CHAC has been to ensure through reasonable enquires that such information is accurately extracted from such sources or, as the case may be, reflected or reproduced in this press release. The foregoing statement is made by the directors of CHAC strictly for purposes of complying with the Singapore Code on Takeovers and Mergers and is subject to all qualifications set forth herein. Further, additional information will be provided in a registration statement containing a proxy statement/prospectus to be filed by CHAC with the SEC, and the information contained in this press release will be qualified by the information set forth therein.

Non-GAAP Financials

The financial information and data contained in this communication is unaudited and does not conform to the SEC’s Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, CHAC’s proxy statement to solicit stockholder approval for the proposed acquisition of Bright World.

This communication includes certain estimated financial information and forecasts presented as pro forma financial measures that are not derived in accordance with generally accepted accounting principles (“GAAP”), and which may be deemed to be non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. CHAC and Bright World believe that the presentation of these non-GAAP financial measures serves to enhance the understanding of the financial performance of Bright World and the proposed acquisition. However, these non-GAAP financial measures should be considered in addition to and not as substitutes for, or superior to financial measures of financial performance prepared in accordance with GAAP. Our pro forma financial measures may not be comparable to similarly titled pro forma measures reported by other companies.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: future operating or financial results; future growth expectations and acquisitions; uncertainties as to the timing of the acquisition; approval of the transaction by CHAC stockholders; the satisfaction of closing conditions to the transaction; costs related to the acquisition; the performance of Bright World; the impact of inflation generally as well as on the rising costs of materials; specific economic conditions in China generally or in the markets in which Bright World operates; changes in laws and regulations; potential liability from future litigation; the diversion of management time on acquisition and integration related issues; modifications or adjustments to the financial statements of Bright World as a result of applicable securities laws; and general economic conditions such as inflation or recession. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from CHAC’s forward-looking statements are included in CHAC’s filings with the SEC, specifically as described in CHAC’s annual report on Form 10-K for the Fiscal Year ended December 31, 2007. Actual results may differ materially from those contained in the forward-looking statements in this communication. CHAC undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this communication. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contacts:

Chuck Dohrenwend or Carina Davidson

The Abernathy MacGregor Group, for China Holdings Acquisition Corp.

212-371-5999

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